Media Contact:

Mike Barone

713-275-8243

mbarone@greenbank.com

Investor Relations:

713-275-8220
investors@greenbank.com

PRESS RELEASE

FOR IMMEDIATE RELEASE

Green Bancorp, Inc. Reports Second Quarter 2017 Financial Results

2017 Second Quarter Highlights (GAAP)

•	Second quarter 2017 net income totaled $12.9 million, or $0.35 per diluted common share
•	Return (annualized) on average assets was 1.26% for Q2 2017, an increase from 0.73% in Q1 2017
•	Efficiency ratio of 47.83% for Q2 2017, from 54.64% for Q1 2017
•	Total loans held for investment increased $111.1 million, 14.8% annualized from Q1 2017
•	Net interest margin increased to 3.63% for Q2 2017, from 3.47% in Q1 2017
•	Nonperforming assets were reduced by $12.0 million, or 13.7%, during Q2 2017

2017 Second Quarter Highlights (Non-GAAP)

•	Pre-tax pre-provision return on average assets was 2.09% for Q2 2017, an increase from 1.75% in Q1 2017
•	Return (annualized) on average tangible common equity was 15.04% for Q2 2017, an increase from 8.88% in Q1 2017
•	Tangible book value per common share increased to $9.65

Houston, TX – July  27, 2017– Green Bancorp, Inc. (NASDAQ: GNBC), the bank holding company (“Green Bancorp” or the “Company”) that operates Green Bank, N.A. (“Green Bank”),  today announced results for its second quarter and six months ended June 30, 2017.  The Company reported net income for the quarter of $12.9 million, or $0.35 per diluted common share.

Manny Mehos, Chairman and Chief Executive Officer of Green Bancorp, said, “We delivered record second quarter results driven by strong loan growth, significant margin expansion, continued improvement in credit and effective expense control. These strong results clearly highlight the Bank’s attractive markets and asset generation potential, efficient branch system, and asset sensitivity now that our energy exposure has largely been removed from our balance sheet. Looking forward, the outlook for the Bank remains promising, as we believe that we have the opportunity to sustain and further improve our financial performance as our markets remain healthy and our infrastructure has ample capacity to scale further.”

Geoff Greenwade, President of Green Bancorp and Chief Executive Officer of Green Bank, commented, “I am pleased with the significant progress that we have achieved as well as the outlook for the balance of 2017. Over the first six months of the year, our results have been in line with our expectations with deposits and loans essentially flat as we completed our energy disposition strategy and made solid progress reducing our Commercial Real Estate exposure. As we look forward, the Company is now poised to achieve more normalized and sustainable growth and we remain confident in our outlook for 6-8% annualized loan growth over the remainder of 2017 and on into 2018.”

Results of Operations - Quarter Ended June 30, 2017 compared with Quarter Ended March 31, 2017

Net income for the quarter ended June 30, 2017 was $12.9 million, an increase of $5.7 million, or 78.8%, compared with $7.2 million for the quarter ended March 31, 2017. Net income per diluted common share was $0.35 for the quarter ended June 30, 2017, compared with $0.19 for the quarter ended March 31, 2017. Returns on average assets and average common equity, each on an annualized basis, for the three months ended June 30, 2017 were 1.26% and 11.62%, respectively. Green Bancorp’s efficiency ratio, which represents noninterest expense divided by the sum of net interest income and noninterest income, was 47.83% for the three months ended June 30, 2017.  The Company recorded a provision for loan losses of $1.5 million, primarily related to the energy portfolio.

Net interest income before provision for loan losses for the quarter ended June 30, 2017 increased 8.2% or $2.7 million, to $35.3 million, compared with $32.6 million for the quarter ended March 31, 2017.  The increase in net interest income was primarily due to an increase of $2.1 million, or 5.8%, in interest earned on loans due to a $37.5 million, or 1.2%,  increase in the average loan balance along with a 16 basis point increase in the average loan yield and an increase of $1.3 million, or 52.1%, in interest earned on securities due to a $107.0 million, or 18.7%, increase in the average securities balance and a 49 basis point increase in the average securities yield, offset by the increases of $277 thousand in interest expense on other borrowed funds due to an increase in short-term advances during the current quarter, $252 thousand in interest expense on interest bearing demand and savings, and $179 thousand in interest expense on certificates and other time deposits.   The net interest margin for the quarter ended June 30, 2017 of 3.63% increased from 3.47% for the quarter ended March 31, 2017.  The improvement in net interest margin was due to the factors discussed above.

Noninterest income for the quarter ended June 30, 2017 was $5.7 million,  an increase of $204 thousand, or 3.7%, from $5.5 million for the quarter ended March 31, 2017.  The increase was primarily due to a $376 thousand increase in derivative income, a $360 thousand increase in net gain on sale of held for sale loans, a $294 thousand increase in gain on sale of available for sale securities and a $272 thousand increase in loan fees, offset by a $1.0 million decrease in gain on sale of guaranteed portion of loans due to timing of loan sales.

Noninterest expense for the quarter ended June 30, 2017 was $19.6 million, a decrease of $1.2 million, or 5.9%, from $20.8 million for the quarter ended March 31, 2017.  The decrease was primarily due to a $724 thousand decrease in provision for credit losses for off-balance sheet commitments, and a $498 thousand decrease in professional and regulatory fees.

Loans held for investment at June 30, 2017 were $3.1 billion, an increase of $111.1 million, or 3.7%,  when compared with March 31, 2017.  The increase is primarily due to a $131.4 million increase in commercial and industrial loans, of which $56.2 million was related to mortgage warehouse loans, and a $9.8 million increase in consumer and other loans, offset by a $28.1 million reduction in commercial real estate loans.    During the second quarter of 2017, the Company resolved $6.5 million in energy-related loans, which included $1.0 million in loans held for sale.  At June 30, 2017, energy loans totaled $70.9 million, or 2.3% of total loans, excluding loans held for sale.

Loans held for sale at June 30, 2017 were $18.0 million, an increase of $680 thousand, or 3.9%, compared with $17.4 million at March 31, 2017.  The loans held for sale include $16.3 million in energy loans.

During the quarter ended June 30, 2017, securities increased $129.3 million, or 21.9%,  due to the purchase of $430.7 million less sales of $278.9 million in securities, which utilized excess cash.

Deposits at June 30, 2017 decreased $55.7 million, or 1.6%, compared with March 31, 2017, comprised of decreases of $80.7 million in interest-bearing transaction and savings deposits and $21.8 million in noninterest-bearing deposits, offset by a $46.8 million increase in time deposits.  Average deposits increased $11.6 million, or 0.3%, for the quarter ended June 30, 2017, compared with the prior quarter.

Asset Quality - Quarter Ended June 30, 2017 compared with Quarter Ended March 31, 2017

Nonperforming assets totaled $75.5 million, or 1.80% of period end total assets, at June 30, 2017, a decrease of $12.0 million compared to $87.5 million, or 2.15% of period end total assets, at March 31, 2017, primarily due to the resolution of nonperforming loans.  Accruing loans classified as troubled debt restructures and included in the nonperforming asset totals were $7.6 million at June 30, 2017, compared with $11.1 million at March 31, 2017.  Real estate acquired through foreclosure totaled $921 thousand at June 30, 2017, a decrease of $435 thousand, or 32.1%, compared with March 31, 2017.

The allowance for loan losses was 1.02% of total loans at June 30, 2017, compared with 1.06% of total loans at March 31, 2017.  At June 30, 2017, the Company’s allowance for loans losses to total loans, excluding acquired loans that are accounted for under ASC 310-20 and ASC 310-30 and their related allowance,  was 1.23%.  Further, the allowance for loan losses plus acquired loan net discount to total loans adjusted for acquired loan net discount was 1.22% as of June 30, 2017.

The Company recorded a provision for loan losses of $1.5 million for the quarter ended June 30, 2017 down from the $6.1 million provision for the loan losses recorded for the quarter ended March 31, 2017.  The second quarter of 2017 provision included  $1.5 million in reserves related to energy loans, as compared to the first quarter of 2017, which included $6.0 million in reserves related to energy loans.

Net charge-offs were $1.5 million, or 0.05% of total loans, for the quarter ended June 30, 2017, compared with net charge-offs of $573 thousand, or 0.02% of total loans, for the quarter ended March 31, 2017.

Results of Operations – Six Months Ended June 30, 2017 compared with Six Months Ended June 30, 2016

Net income for the six months ended June 30, 2017 was $20.1 million, compared with net income of $5.5 million for the six months ended June 30, 2016. Net income per diluted common share was $0.54 for the six months ended June 30, 2017, compared with net income per diluted common share of $0.15 for the six months ended June 30, 2016.  The Company recorded a provision for loan losses of $7.7 million, which included  $7.5 million in reserves on the energy portfolio.  The provision decreased $19.3 million from the same period in 2016.    Net charge-offs were $2.0 million for the six months ended June 30, 2017, compared with net charge-offs of $12.5 million for the six months ended June 30, 2016.

Net interest income before provision for loan losses for the six months ended June 30, 2017 was $67.9 million, an increase of $179 thousand, or 0.3%, compared with $67.8 million during the six months ended June 30, 2016.  The net interest margin for the six months ended June 30, 2017 of 3.55%, compared with 3.81% for the six months ended June 30, 2016.

Noninterest income for the six months ended June 30, 2017 was $11.2 million, an increase of $3.3 million, or 41.0%, compared with $7.9 million for the six months ended June 30, 2016.  This increase was primarily due to a  $1.6 million increase in customer service fees, an $809 thousand increase in gain on sale of guaranteed portion of loans and a $522 thousand increase in loan fees.

Noninterest expense for the six months ended June 30, 2017 was $40.5 million, an increase of $288 thousand, or 0.7%, compared with $40.2 million for the six months ended June 30, 2016.

Loans held for investment at June 30, 2017 were $3.1 billion, a decrease of $66.1 million, or 2.1%, compared with $3.2 billion at June 30, 2016,  primarily due to the resolution of energy and nonperforming loans offset by new loan production.        Average loans held for investment decreased $121.7 million, or 3.9%, to $3.0 billion for the six months ended June 30, 2017, compared with $3.2 billion for the same period in 2016.

Deposits at June 30, 2017 were $3.4 billion, an increase of $153.2 million, or 4.8%, compared with June 30, 2016, primarily due to continued opportunities for our portfolio bankers to generate deposit growth within our target markets.  Average deposits increased 8.5%, or $262.6 million, to $3.4 billion for the six months ended June 30, 2017, compared with the same period of 2016. Average noninterest-bearing deposits for the six months ended June 30, 2017 were $668.4 million, an increase of $65.8 million, or 10.9%, compared with the same period in 2016.

Non-GAAP Financial Measures

Green Bancorp’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance.  Specifically, Green Bancorp reviews tangible book value per common share, the tangible common equity to tangible assets ratio, the return on average tangible common equity ratio,  allowance for loan losses less allowance for loan losses on acquired loans to total loans excluding acquired loans, allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount, and pre-tax, pre-provision return on average assets.  Green Bancorp has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Green Bancorp will hold a conference call today, July  27, 2017, to discuss its second quarter 2017 results at 5:00  p.m. (Eastern Time).  The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562 and requesting to be joined to the Green Bancorp Second Quarter 2017 Earnings Conference Call.  A replay will be available starting at 8:00 p.m. (Eastern Time) on July 27, 2017 and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671.   The passcode for the replay is 13665540.  The replay will be available until 11:59 p.m. (Eastern Time) on August 3, 2017.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at investors.greenbank.com.  The online replay will remain available for a limited time beginning immediately following the call.

To learn more about Green Bancorp, please visit the Company's website at www.greenbank.com.  Green Bancorp uses its website as a channel of distribution for material Company information.  Financial and other material information regarding Green Bancorp is routinely posted on the Company's website and is readily accessible.

About Green Bancorp, Inc.

Headquartered in Houston, Texas, Green Bancorp is a bank holding company that operates Green Bank in the Houston and Dallas metropolitan areas and Austin, Louisville and Honey Grove.   Commercial-focused, Green Bank is a nationally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States.

Forward Looking Statement

The information presented herein and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Green Bancorp’s expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed transactions and all other statements in this release other than historical facts constitute forward-looking statements.

In addition to factors previously disclosed in Green Bancorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors among others, could cause actual results to differ materially from forward-looking statements: difficulties and delays in integrating the Green Bancorp and Patriot businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(Dollars in thousands)
Period End Balance Sheet Data:
Cash and cash equivalents	$134,995	$255,581	$389,007	$313,366	$199,950
Securities	718,750	589,468	310,124	318,289	237,029
Other investments	26,002	19,057	18,649	18,621	18,586
Loans held for sale	18,030	17,350	23,989	38,934	6,253
Loans held for investment	3,123,355	3,012,275	3,098,220	3,047,618	3,189,436
Allowance for loan losses	(31,991)	(31,936)	(26,364)	(35,911)	(47,420)
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles, net	9,215	9,595	9,975	10,356	10,758
Real estate acquired through foreclosure	921	1,356	5,220	2,801	6,216
Premises and equipment, net	30,108	30,604	25,674	26,164	26,706
Other assets	71,021	83,359	85,037	104,307	94,642
Total assets	$4,185,697	$4,072,000	$4,024,822	$3,929,836	$3,827,447

Noninterest-bearing deposits	$683,656	$705,480	$650,064	$618,408	$583,347
Interest-bearing transaction and savings deposits	1,324,307	1,404,988	1,359,187	1,304,547	1,208,960
Certificates and other time deposits	1,352,459	1,305,670	1,365,449	1,392,944	1,414,954
Total deposits	3,360,422	3,416,138	3,374,700	3,315,899	3,207,261
Securities sold under agreements to repurchase	5,221	4,316	3,493	2,855	3,227
Other borrowed funds	305,000	150,000	150,000	150,000	150,000
Subordinated debentures and subordinated notes	47,454	47,304	47,492	13,502	13,397
Other liabilities	15,859	16,954	18,655	21,365	18,621
Total liabilities	3,733,956	3,634,712	3,594,340	3,503,621	3,392,506
Shareholders' equity	451,741	437,288	430,482	426,215	434,941
Total liabilities and equity	$4,185,697	$4,072,000	$4,024,822	$3,929,836	$3,827,447

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
	(Dollars in thousands)
Income Statement Data:
Interest income:
Loans, including fees	$38,476	$36,371	$36,469	$37,897	$37,711	$74,847	$75,056
Securities	3,928	2,583	1,151	989	988	6,511	2,069
Other investments	197	188	184	199	205	385	378
Federal funds sold	-	1	-	1	1	1	2
Deposits in financial institutions	331	408	522	346	157	739	281
Total interest income	42,932	39,551	38,326	39,432	39,062	82,483	77,786

Interest expense:
Transaction and savings deposits	2,230	1,978	1,750	1,537	1,312	4,208	2,462
Certificates and other time deposits	3,786	3,607	3,766	3,791	3,702	7,393	6,465
Subordinated debentures and subordinated notes	1,051	1,041	456	246	243	2,092	480
Other borrowed funds	560	282	170	183	264	842	610
Total interest expense	7,627	6,908	6,142	5,757	5,521	14,535	10,017

Net interest income	35,305	32,643	32,184	33,675	33,541	67,948	67,769
Provision for loan losses	1,510	6,145	9,500	28,200	11,000	7,655	27,000
Net interest income after provision for loan losses	33,795	26,498	22,684	5,475	22,541	60,293	40,769

Noninterest income:
Customer service fees	2,199	2,266	1,755	1,523	1,447	4,465	2,851
Loan fees	1,106	834	750	806	719	1,940	1,418
Gain on sale of available-for-sale securities, net	294	-	-	-	-	294	-
Gain (loss) on sale of held for sale loans, net	222	(138)	(1,445)	-	-	84	41
Gain on sale of guaranteed portion of loans, net	878	1,927	379	968	858	2,805	1,996
Other	1,000	606	729	794	758	1,606	1,631
Total noninterest income	5,699	5,495	2,168	4,091	3,782	11,194	7,937

Noninterest expense:
Salaries and employee benefits	12,653	12,406	11,804	11,925	11,461	25,059	23,440
Occupancy	2,048	1,997	2,060	2,194	2,035	4,045	4,065
Professional and regulatory fees	1,899	2,397	2,421	2,180	2,435	4,296	4,357
Data processing	995	908	1,023	921	945	1,903	1,915
Software license and maintenance	438	489	571	580	528	927	1,004
Marketing	163	199	232	283	301	362	599
Loan related	301	600	1,464	1,287	801	901	1,044
Real estate acquired by foreclosure, net	223	292	382	2,105	381	515	681
Other	891	1,551	996	1,908	1,788	2,442	3,057
Total noninterest expense	19,611	20,839	20,953	23,383	20,675	40,450	40,162

Income (loss) before income taxes	19,883	11,154	3,899	(13,817)	5,648	31,037	8,544
Provision (benefit) for income taxes	6,985	3,942	1,355	(4,831)	2,017	10,927	3,074
Net income (loss)	$12,898	$7,212	$2,544	$(8,986)	$3,631	$20,110	$5,470

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	As of and For the Quarter Ended					As of and For the Six Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
	(Dollars in thousands, except per share data)
Per Share Data (Common Stock):
Basic earnings (loss) per common share	$0.35	$0.19	$0.07	$(0.25)	$0.10	$0.54	$0.15
Diluted earnings (loss) per share	0.35	0.19	0.07	(0.25)	0.10	0.54	0.15
Book value per common share	12.20	11.81	11.64	11.62	11.88	12.20	11.88
Tangible book value per common share (1)	9.65	9.25	9.06	9.01	9.25	9.65	9.25

Common Stock Data:
Shares outstanding at period end	37,035	37,015	36,988	36,683	36,620	37,035	36,620
Weighted average basic shares outstanding for the period	37,023	36,990	36,731	36,657	36,613	37,007	36,660
Weighted average diluted shares outstanding for the period	37,264	37,238	36,937	36,657	36,613	37,234	36,665

Selected Performance Metrics:
Return on average assets(2)	1.26%	0.73%	0.25%	(0.92)%	0.38%	1.00%	0.29%
Pre-tax, pre-provision return on average assets(1)(2)	2.09	1.75	1.34	1.47	1.76	1.92	1.89
Return on average equity(2)	11.62	6.71	2.37	(8.23)	3.35	9.21	2.53
Return on average tangible common equity(1)(2)	15.04	8.88	3.35	(10.25)	4.62	12.02	3.57
Efficiency ratio	47.83	54.64	60.99	61.92	55.39	51.11	53.05
Loans to deposits ratio	92.95	88.18	91.81	91.91	99.44	92.95	99.44
Noninterest expense to average assets(2)	1.92	2.10	2.10	2.39	2.19	2.01	2.13

Green Bancorp Capital Ratios:
Average shareholders’ equity to average total assets	10.9%	10.8%	10.8%	11.2%	11.4%	10.9%	11.5%
Tier 1 capital to average assets (leverage)	9.3	9.1	9.1	9.1	9.6	9.3	9.6
Common equity tier 1 capital	10.1	10.0	9.7	9.5	9.5	10.1	9.5
Tier 1 capital to risk-weighted assets	10.5	10.4	10.1	9.8	9.8	10.5	9.8
Total capital to risk-weighted assets	12.4	12.3	11.8	10.9	11.1	12.4	11.1
Tangible common equity to tangible assets (1)	8.7	8.6	8.5	8.6	9.1	8.7	9.1

Green Bank Capital Ratios:
Tier 1 capital to average assets (leverage)	9.6%	9.1%	9.0%	9.0%	9.4%	9.6%	9.4%
Common equity tier 1 capital	10.9	10.4	10.0	9.7	9.6	10.9	9.6
Tier 1 capital to risk-weighted assets	10.9	10.4	10.0	9.7	9.6	10.9	9.6
Total capital to risk-weighted assets	11.7	11.2	10.8	10.7	10.9	11.7	10.9

(1)	Refer to “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.
(2)	Annualized ratio.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Quarter Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,072,674	$38,476	5.02%	$3,035,146	$36,371	4.86%	$3,188,438	$37,711	4.76%
Securities	678,886	3,928	2.32	571,875	2,583	1.83	267,019	988	1.49
Other investments	22,932	197	3.45	18,908	188	4.03	24,542	205	3.36
Interest earning deposits in financial institutions and federal funds sold	124,663	331	1.06	186,418	409	0.89	122,262	158	0.52
Total interest-earning assets	3,899,155	42,932	4.42%	3,812,347	39,551	4.21%	3,602,261	39,062	4.36%

Allowance for loan losses	(32,036)			(27,669)			(42,020)
Noninterest-earning assets	229,267			232,066			243,591
Total assets	$4,096,386			$4,016,744			$3,803,832

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,361,929	$2,230	0.66%	$1,382,680	$1,978	0.58%	$1,151,728	$1,312	0.46%
Certificates and other time deposits	1,309,477	3,786	1.16	1,325,329	3,607	1.10	1,424,437	3,702	1.05
Securities sold under agreements to repurchase	4,457	2	0.18	3,494	1	0.12	3,680	1	0.11
Other borrowed funds	217,896	558	1.03	160,778	281	0.71	165,776	263	0.64
Subordinated debentures and subordinated notes	47,376	1,051	8.90	47,550	1,041	8.88	13,346	243	7.32
Total interest-bearing liabilities	2,941,135	7,627	1.04%	2,919,831	6,908	0.96%	2,758,967	5,521	0.80%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	692,379			644,212			592,649
Other liabilities	17,538			17,006			16,757
Total liabilities	3,651,052			3,581,049			3,368,373
Shareholders’ equity	445,334			435,695			435,459
Total liabilities and shareholders’ equity	$4,096,386			$4,016,744			$3,803,832

Net interest rate spread			3.38%			3.25%			3.56%
Net interest income and margin(1)		$35,305	3.63%		$32,643	3.47%		$33,541	3.74%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Six Months Ended June 30,
	2017			2016
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,054,013	$74,847	4.94%	$3,156,574	$75,056	4.78%
Securities	625,676	6,511	2.10	289,939	2,069	1.44
Other investments	20,930	385	3.71	23,520	378	3.23
Interest earning deposits in financial institutions and federal funds sold	155,371	740	0.96	109,835	283	0.52
Total interest-earning assets	3,855,990	82,483	4.31%	3,579,868	77,786	4.37%

Allowance for loan losses	(29,865)			(37,549)
Noninterest-earning assets	230,659			244,309
Total assets	$4,056,784			$3,786,628

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,372,247	$4,208	0.62%	$1,109,364	$2,462	0.45%
Certificates and other time deposits	1,317,359	7,393	1.13	1,383,500	6,465	0.94
Securities sold under agreements to repurchase	3,978	3	0.15	3,901	3	0.15
Other borrowed funds	189,494	839	0.89	223,307	607	0.55
Subordinated debentures	47,463	2,092	8.89	13,294	480	7.26
Total interest-bearing liabilities	2,930,541	14,535	1.00%	2,733,366	10,017	0.74%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	668,429			602,594
Other liabilities	17,273			16,706
Total liabilities	3,616,243			3,352,666
Shareholders’ equity	440,541			433,962
Total liabilities and shareholders’ equity	$4,056,784			$3,786,628

Net interest rate spread			3.31%			3.63%
Net interest income and margin(1)		$67,948	3.55%		$67,769	3.81%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Yield Trend

	For the Quarter Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016

Average yield on interest-earning assets:
Loans, including fees	5.02%	4.86%	4.71%	4.77%	4.76%
Securities	2.32	1.83	1.45	1.58	1.49
Other investments	3.45	4.03	3.93	4.26	3.36
Interest-earning deposits in financial institutions and federal funds sold	1.07	0.89	0.58	0.51	0.52
Total interest-earning assets	4.42%	4.21%	4.05%	4.24%	4.36%

Average rate on interest-bearing liabilities:
Interest bearing transaction and savings	0.66%	0.58%	0.52%	0.49%	0.46%
Certificates and other time deposits	1.16	1.10	1.08	1.07	1.05
Other borrowed funds	1.01	0.70	0.44	0.48	0.63
Subordinated debentures	8.90	8.88	8.10	7.28	7.32
Total interest-bearing liabilities	1.04%	0.96%	0.85%	0.81%	0.80%

Net interest rate spread	3.38%	3.25%	3.20%	3.43%	3.56%
Net interest margin (1)	3.63%	3.47%	3.40%	3.62%	3.74%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016

Average yield on loans, excluding fees (2)	4.59%	4.42%	4.29%	4.20%	4.29%
Average cost of interest-bearing deposits	0.90	0.84	0.81	0.80	0.78
Average cost of total deposits, including noninterest-bearing	0.72	0.68	0.66	0.65	0.64

(2)Average yield on loans, excluding fees, is equal to loan interest income divided by average loan principal.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Portfolio Composition

	Jun 30, 2017		Mar 31, 2017		Dec 31, 2016		Sep 30, 2016		Jun 30, 2016

	(Dollars in thousands)
Period End Balances

Commercial & industrial	$1,144,332	36.6%	$1,012,982	33.6%	$1,053,925	34.0%	$1,004,414	33.0%	$1,128,541	35.4%
Real Estate:
Owner occupied commercial	407,317	13.0	415,595	13.8	394,210	12.7	387,032	12.7	366,587	11.5
Commercial	1,109,237	35.5	1,129,031	37.5	1,143,751	36.9	1,109,642	36.4	1,078,434	33.8
Construction, land & land development	201,992	6.5	201,946	6.7	249,704	8.1	278,323	9.1	334,925	10.5
Residential mortgage	239,834	7.7	241,839	8.0	245,191	7.9	256,840	8.4	270,337	8.5
Consumer and Other	20,643	0.7	10,882	0.4	11,439	0.4	11,367	0.4	10,612	0.3
Total loans held for investment	$3,123,355	100.0%	$3,012,275	100.0%	$3,098,220	100.0%	$3,047,618	100.0%	$3,189,436	100.0%

Deposits:
Noninterest-bearing	$683,656	20.3%	$705,480	20.7%	$650,064	19.3%	$618,408	18.6%	$583,347	18.2%
Interest-bearing transaction	207,106	6.2	208,213	6.1	168,994	5.0	171,457	5.2	164,584	5.1
Money market	1,016,453	30.3	1,089,699	31.9	1,084,350	32.1	1,019,901	30.8	926,159	28.9
Savings	100,748	3.0	107,076	3.1	105,843	3.1	113,189	3.4	118,217	3.7
Certificates and other time deposits	1,352,459	40.2	1,305,670	38.2	1,365,449	40.5	1,392,944	42.0	1,414,954	44.1
Total deposits	$3,360,422	100.0%	$3,416,138	100.0%	$3,374,700	100.0%	$3,315,899	100.0%	$3,207,261	100.0%

Loan to Deposit Ratio	92.9%		88.2%		91.8%		91.9%		99.4%

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Asset Quality

	As of and for the Quarter Ended					As of and for the Six Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans	$43,257	$59,338	$66,673	$84,491	$66,628	$43,257	$66,628
Accruing loans 90 or more days past due	2,651	5,500	1,169	3,664	14,320	2,651	14,320
Restructured loans—nonaccrual	19,362	10,276	10,133	8,961	853	19,362	853
Restructured loans—accrual	7,637	11,068	16,518	5,378	5,469	7,637	5,469
Total nonperforming loans	72,907	86,182	94,493	102,494	87,270	72,907	87,270
Nonperforming loans held for sale	1,700	-	6,598	24,773	-	1,700	-
Real estate acquired through foreclosure	921	1,356	5,220	2,801	6,216	921	6,216
Total nonperforming assets	$75,528	$87,538	$106,311	$130,068	$93,486	$75,528	$93,486

Charge-offs:
Commercial and industrial	$(466)	$(1,312)	$(17,378)	$(37,789)	$(3,336)	$(1,778)	$(13,216)
Owner occupied commercial real estate	(961)	-	(250)	(978)	(177)	(961)	(177)
Commercial real estate	-	-	-	(492)	-	-	-
Construction, land & land development	-	(95)	(1,631)	-	-	(95)	-
Residential mortgage	-	-	(30)	(512)	-	-	(6)
Other consumer	(126)	(8)	(15)	(54)	(37)	(134)	(57)
Total charge-offs	(1,553)	(1,415)	(19,304)	(39,825)	(3,550)	(2,968)	(13,456)

Recoveries:
Commercial and industrial	$73	$585	$206	$37	$175	$658	$757
Owner occupied commercial real estate	-	4	-	17	-	4	-
Commercial real estate	3	-	-	-	-	3	-
Construction, land & land development	-	74	5	6	47	74	73
Residential mortgage	16	57	33	45	20	73	77
Other consumer	6	122	13	11	14	128	22
Total recoveries	98	842	257	116	256	940	929

Net charge-offs	$(1,455)	$(573)	$(19,047)	$(39,709)	$(3,294)	$(2,028)	$(12,527)

Allowance for loan losses at end of period	$31,991	$31,936	$26,364	$35,911	$47,420	$31,991	$47,420

Asset Quality Ratios:
Nonperforming assets to total assets	1.80%	2.15%	2.64%	3.31%	2.44%	1.80%	2.44%
Nonperforming loans to total loans	2.33	2.86	3.05	3.36	2.74	2.33	2.74
Total classified assets to total regulatory capital	28.70	38.00	39.09	54.12	49.03	28.70	49.03
Allowance for loan losses to total loans	1.02	1.06	0.85	1.18	1.49	1.02	1.49
Net charge-offs to average loans outstanding	0.05	0.02	0.63	1.26	0.10	0.07	0.40

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

We identify certain financial measures discussed in this release as being “non‑GAAP financial measures.” In accordance with the SEC’s rules, we classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States in our statements of income, balance sheet or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non‑GAAP financial measures or both.

The non‑GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‑GAAP financial measures that we discuss in this release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non‑GAAP financial measures we have discussed in this release when comparing such non‑GAAP financial measures.

Tangible Book Value Per Common Share.  Tangible book value is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by shares of common stock outstanding. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$451,741	$437,288	$430,482	$426,215	$434,941
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	9,215	9,595	9,975	10,356	10,758
Tangible common equity	$357,235	$342,402	$335,216	$330,568	$338,892
Common shares outstanding (1)	37,035	37,015	36,988	36,683	36,620
Book value per common share (1)	$12.20	$11.81	$11.64	$11.62	$11.88
Tangible book value per common share (1)	$9.65	$9.25	$9.06	$9.01	$9.25

(1)Excludes the dilutive effect of common stock issuable upon exercise of outstanding stock options.  The number of exercisable options outstanding was 465,281 as of Jun 30, 2017;  472,653 as of Mar 31, 2017; 493,241 as of Dec 31, 2016; 792,619 as of Sep 30, 2016; and 785,352 as of Jun 30, 2016.

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Tangible Common Equity to Tangible Assets.  Tangible common equity to tangible assets is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(Dollars in thousands)
Tangible Common Equity
Total shareholders’ equity	$451,741	$437,288	$430,482	$426,215	$434,941
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	9,215	9,595	9,975	10,356	10,758
Tangible common equity	$357,235	$342,402	$335,216	$330,568	$338,892
Tangible Assets
Total assets	$4,185,697	$4,072,000	$4,024,822	$3,929,836	$3,827,447
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	9,215	9,595	9,975	10,356	10,758
Tangible assets	$4,091,191	$3,977,114	$3,929,556	$3,834,189	$3,731,398
Tangible Common Equity to Tangible Assets	8.73%	8.61%	8.53%	8.62%	9.08%

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Return on Average Tangible Common Equity.  Return on average tangible common equity is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) average tangible common equity as average shareholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; (b) net income less the effect of intangible assets as net income plus amortization of core deposit intangibles, net of taxes; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of intangible assets.  Goodwill and other intangible assets, including core deposit intangibles, have the effect of increasing total shareholders’ equity, while not increasing our tangible common equity.  This measure is particularly relevant to acquisitive institutions who may have higher balances in goodwill and other intangible assets than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income excluding amortization of core deposit intangibles, net of tax to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
	(Dollars in thousands)

Net income (loss) adjusted for amortization of core deposit intangibles
Net income (loss)	$12,898	$7,212	$2,544	$(8,986)	$3,631	$20,110	$5,470
Adjustments:
Plus: Amortization of core deposit intangibles	380	380	382	402	402	760	804
Less: Tax benefit at the statutory rate	133	133	134	141	141	266	281
Net income (loss) adjusted for amortization of core deposit intangibles	$13,145	$7,459	$2,792	$(8,725)	$3,892	$20,604	$5,993

Average Tangible Common Equity
Total average shareholders’ equity	$445,334	$435,695	$427,550	$434,620	$435,459	$440,541	$433,962
Adjustments:
Average goodwill	85,291	85,291	85,291	85,291	85,291	85,291	85,290
Average core deposit intangibles	9,461	9,844	10,223	10,618	11,020	9,652	11,220
Average tangible common equity	$350,582	$340,560	$332,036	$338,711	$339,148	$345,598	$337,452
Return on Average Tangible Common Equity (Annualized)	15.04%	8.88%	3.35%	(10.25)%	4.62%	12.02%	3.57%

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Allowance for Loan Losses less Allowance for Loan Losses on Acquired Loans to Total Loans excluding Acquired Loans.  The allowance for loan losses less allowance for loan losses on acquired loans to total loans excluding acquired loans is a non‑GAAP measure used by management to evaluate the Company’s financial condition.  Due to the application of purchase accounting, we use this non-GAAP ratio that excludes that impact of these items to evaluate our allowance for loan losses to total loans.  We calculate: (a) total allowance for loan losses less allowance for loan losses on acquired loans as allowance for loan losses less the allowance for loan losses on acquired loans; (b) total loans excluding acquired loans as total loans less the carrying value of acquired loans accounted for under ASC topics 310-20 and 310-30; and (c) allowance for loan losses less allowance for loan losses on acquired loans to total loans excluding acquired loans as the allowance for loan losses less allowance for loan losses on acquired loans (as calculated in clause (a)) divided by total loans excluding acquired loans (as calculated in clause (b)).  For allowance for loan losses less allowance for loan losses on acquired loans to total loans excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses less allowance for loan losses on acquired loans to total loans excluding acquired loans.  The acquired loans may have a premium or discount associated with them that includes a potential credit loss component with similar characteristics to the allowance for loan losses.  This measure reports the allowance for loan loss coverage to only those loans not accounted for pursuant to ASC topics 310-20 and 310-30 which may assist the investor in evaluating the allowance coverage of loans excluding acquired loans.

The following table reconciles, as of the dates set forth below, allowance for loan losses less allowance for loan losses on acquired loans to total loans excluding acquired loans:

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(Dollars in thousands)
Allowance for loan losses less allowance for loan losses on acquired loans
Allowance for loan losses	$31,991	$31,936	$26,364	$35,911	$47,420
Less: Allowance for loan losses on acquired loans	1,462	2,825	2,509	5,235	3,219
Total allowance for loan losses less allowance for loan losses on acquired loans	$30,529	$29,111	$23,855	$30,676	$44,201

Total loans excluding acquired loans
Total loans	$3,123,355	$3,012,275	$3,098,220	$3,047,618	$3,189,436
Less: Carrying value of acquired loans accounted for under ASC Topics 310-20 and 310-30	646,601	730,064	796,292	895,559	974,372
Total loans excluding acquired loans	$2,476,754	$2,282,211	$2,301,928	$2,152,059	$2,215,064
Allowance for loan losses less allowance for loan losses on acquired loans to total loans excluding acquired loans	1.23%	1.28%	1.04%	1.43%	2.00%

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Allowance for Loan Losses plus Acquired Loan Net Discount to Total Loans adjusted for Acquired Loan Net Discount.  Allowance for loan losses plus acquired loan net discount to total loans adjusted for acquired loan net discount is a non‑GAAP measure used by management to evaluate the Company’s financial condition.  We calculate: (a) allowance for loan losses plus acquired loan net discount as allowance for loan losses plus acquired loan net discount, net of accumulated amortization; (b) total loans adjusted for acquired loan net discount as total loans plus acquired loan net discount, net of accumulated amortization; and (c) allowance for loan losses plus acquired loan net discount to total loans adjusted for acquired loan net discount as allowance for loan losses plus acquired loan net discount (as calculated in clause (a)) divided by total loans adjusted for acquired loan net discount (as calculated in clause (b)).  For allowance for loan losses to total loans excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses plus the acquired loan net discount to total loans adjusted for the acquired loan net discount.  This measure reports the combined allowance for loan loss and acquired loan net discount (or premium) as a percentage of loans inclusive of the acquired loan net discount (or premium) which may assist the investor in evaluating allowance coverage on loans inclusive of additional discount or premium resulting from purchase accounting adjustments.

The following table reconciles, as of the dates set forth below, allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount:

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016

	(Dollars in thousands)
Allowance for loan losses plus acquired loan net discount
Allowance for loan losses at end of period	$31,991	$31,936	$26,364	$35,911	$47,420
Plus: Net discount on acquired loans	6,240	7,314	9,937	13,698	20,412
Total allowance plus acquired loan net discount	$38,231	$39,250	$36,301	$49,609	$67,832

Total loans adjusted for acquired loan net discount
Total loans	$3,123,355	$3,012,275	$3,098,220	$3,047,618	$3,189,436
Plus: Net discount on acquired loans	6,240	7,314	9,937	13,698	20,412
Total loans adjusted for acquired loan net discount	$3,129,595	$3,019,589	$3,108,157	$3,061,316	$3,209,848
Allowance for loan losses plus acquired loan net discount loans to total loans adjusted for acquired loan net discount	1.22%	1.30%	1.17%	1.62%	2.11%

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Pre-tax, Pre-provision Return on Average Assets.  Pre-tax, pre-provision return on average assets is a non‑GAAP measure used by management to evaluate the Company’s financial performance.  We calculate: (a) pre-tax, pre-provision net income as net income (loss) plus provision (benefit) for income taxes, plus provision for loan losses and (b) return (as described in clause (a)) divided by total average assets.  For pre-tax, pre-provision net income, the most directly comparable financial measure calculated in accordance with GAAP is net income and for pre-tax, pre-provision return on average assets is return on average assets.

We believe that this measure is important to many investors in the marketplace who are interested in understanding the operating performance of the company before provision for loan losses, which can vary from quarter to quarter, and income taxes.

The following table reconciles, as of the dates set forth below, pre-tax, pre-provision return on average assets:

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016

	(Dollars in thousands)
Pre-Tax, Pre-Provision Net Income
Net Income (loss)	$12,898	$7,212	$2,544	$(8,986)	$3,631	$20,110	$5,470
Plus: Provision (benefit) for income taxes	6,985	3,942	1,355	(4,831)	2,017	10,928	3,074
Plus: Provision for loan losses	1,510	6,145	9,500	28,200	11,000	7,655	27,000
Total pre-tax, pre-provision net income	$21,393	$17,299	$13,399	$14,383	$16,648	$38,692	$35,544

Total Average Assets	$4,096,386	$4,016,744	$3,974,244	$3,894,127	$3,803,832	$4,056,784	$3,786,628
Pre-Tax, Pre-Provision Return on Average Assets (Annualized)	2.09%	1.75%	1.34%	1.47%	1.76%	1.92%	1.89%